Exhibit 10.17

ADDENDUM NO. 2 TO THE

AMENDED & RESTATED

100% QUOTA SHARE REINSURANCE CONTRACT

BETWEEN

AFFIRMATIVE INSURANCE COMPANY and

INSURA PROPERTY AND CASUALTY INSURANCE COMPANY

AND

VESTA FIRE INSURANCE CORPORATION

(“Reinsurer”)

It is hereby agreed to by the parties that the following amendment (the “Amendment”) is made to the above-noted agreement (the “Agreement”), to become effective upon the consummation of an initial public offering of securities of Affirmative Holdings, Inc. registered under the Securities Act of 1933, as amended, which is anticipated to take place on or about June 30, 2004 (the “Effective Date”).

WHEREAS, Article XIV of the Agreement provides a Reserves Funding Clause that omits any right of Affirmative Insurance Company (“Affirmative”) and/or Insura Property and Casualty Insurance Company (“Insura”) to require the Reinsurer to secure its obligations under the Agreement; and

WHEREAS, the parties agree that such a right was omitted due to the fact that Affirmative, Insura and the Reinsurer have historically been under 100% common ownership and control; and

WHEREAS, Affirmative and Insura are now directly owned by Affirmative Insurance Holdings, Inc. (“Affirmative Holdings”), which has registered a proposed initial public offering of its common stock with the Securities and Exchange Commission on Form S-1 (the “IPO”); and

WHEREAS, upon information and advice received from the underwriters of the proposed IPO, Affirmative, Insura and the Reinsurer believe that amending the Agreement to include a Reserves Funding Clause that is customarily used in the reinsurance markets between non-affiliates will substantially aid and assist the successful completion of the proposed IPO; and

WHEREAS, the Reinsurer, as a selling stockholder of Affirmative Holding’s common stock in the proposed IPO, will receive significant financial benefit from a successful consummation of the proposed IPO, and is willing to amend the Agreement as set forth herein upon consummation of the IPO in consideration of such financial benefit.

NOW, THEREFORE, for good and valuable consideration that will inure to the benefit of Affirmative, Insura and the Reinsurer upon the consummation of the proposed IPO, the adequacy and sufficiency of which is hereby acknowledged, the parties hereby amend the Agreement as follows:

1. ARTICLE XIV – RESERVES FUNDING CLAUSE – is hereby amended to delete sub-paragraph B in its entirety and replace it with a new sub-paragraph B which reads as follows:

B.	At any time subsequent to the Effective Date of this Agreement, in the event that the Reinsurer:

1.	is assigned an A.M. Best’s insurance financial strength rating below “B+” or, if rated by Standard & Poor’s (“S&P”), an S&P insurance financial strength rating below “BBB+” (an S&P Insurance Solvency International rating of less than “BBB” shall apply as respects an alien Reinsurer other than Underwriting Members of Lloyd’s, London, and an S&P’s Lloyd’s Syndicate Stability rating of less than two bells will apply as respects Underwriting Members of Lloyd’s London); OR

2.	has suffered a loss of more than 25% (twenty-five percent) of its policyholder surplus as measured against Reinsurer’s surplus on the Effective Date of this Agreement or from the date of the filing of the Reinsurer’s most recent financial statement with the authorities having jurisdiction over the Reinsurer;

Affirmative and/or Insura may require that the Reinsurer provide a letter of credit or establish a trust agreement at the Reinsurer’s own expense, to collateralize the sum of the following under this Agreement (hereinafter the “Reinsurer’s Collateral”), as reported by Affirmative and/or Insura to Reinsurer:

a. the amount of loss and loss expense paid by Affirmative and/or Insura but not recovered from the Reinsurer;

b. reserves for loss and loss expense reported and outstanding;

c. reserves for loss and loss expense incurred but not reported; and

d. if applicable, unearned premium, and

e. contingent commissions payable.

If the Reinsurer does not agree with the report of the Reinsurer’s Collateral as furnished by Affirmative and/or Insura, a mutually agreed upon independent nationally recognized actuarial firm shall be engaged to evaluate the Reinsurer’s Collateral and such evaluation shall be binding upon the parties hereof. Such cost shall be shared equally between Affirmative and/or Insura and the Reinsurer. If the parties fail to agree on the selection of an independent nationally recognized actuarial firm, Affirmative and/or Insura shall jointly name two, and Reinsurer shall do the same, of whom the other shall decline one, and the final decision shall be made by drawing lots. As respects the terms of this paragraph, any actuarial firm selected by drawing lots shall be disinterested in the outcome of the calculation and the employee of same engaged to evaluate the Reinsurer’s Collateral hereunder shall not be under the influence of either party hereto and shall be an Associate or Fellow of the Casualty Actuarial Society. It is agreed by the parties hereto that the Arbitration Article of this Agreement shall not apply to the resolution of disputes arising under the terms of this paragraph. The evaluation by the independent national actuarial firm shall be binding on Affirmative and/or Insura and the Reinsurer.

If it is agreed by the parties or established by evaluation by an appointed actuarial firm that either (B)(1) or (2) of this Article XIV applies, then Affirmative and/or Insura may require that Reinsurer enter into a trust agreement or secure a letter of credit in favor of Affirmative and/or Insura. If a trust agreement is the chosen method of collaterization, it must be with a member bank of the United States Federal Reserve System pursuant to which there will be established a trust account for the benefit of Affirmative and/or Insura. The trust agreement will contain such provisions as may be agreed upon by Affirmative and/or Insura, the Reinsurer and the trustee under the trust agreement. The funding of the trust agreement and or the amount of the letter(s) of credit shall equal but not exceed the amount of the Reinsurer’s Collateral, as reported by Affirmative and/or Insura and agreed to by the parties or as established by actuarial evaluation.

The trust agreement or letter(s) of credit shall be established by the Reinsurer within thirty (30) calendar days of receipt by the Reinsurer of Affirmative and/or Insura’s written notice requesting the establishment of such Reinsurer’s Collateral. The notice shall be sent to the Reinsurer, via certified mail or nationally recognized overnight courier service. Should Affirmative and/or Insura elect to require the Reinsurer to provide a letter(s) of credit, it is understood that such letter(s) of credit shall be clean, evergreen and irrevocable and issued by a bank which is acceptable to the insurance regulatory authority of the jurisdiction involved. If a trust agreement is established, the Reinsurer shall select the trustee bank with the consent of Affirmative and/or Insura, with such consent not to be unreasonably withheld.

Within sixty (60) calendar days following the close of each calendar quarter, Affirmative and/or Insura will prepare and forward to the Reinsurer a statement to reflect the Reinsurer’s share of reserves. If the statement shows that the Reinsurer’s share of such reserves exceeds the balance available through the chosen method of funding as of the statement date, then the Reinsurer will, within thirty (30) calendar days after receipt of the statement, make an adjustment to increase the amount available. If, however, the statement shows that the Reinsurer’s share of such reserves is less than the balance available through the chosen method of funding as of the statement date, then Affirmative and/or Insura will, within thirty (30) calendar days after the receipt of written request from the Reinsurer, release such excess by making the appropriate adjustment.

If, at any time, the Reinsurer cures the circumstance(s) that obligated it to establish the trust or the letter of credit, whether by obtaining the appropriate A.M. Best or S&P rating or whether by improving its surplus to at least 75% (seventy-five percent) of its surplus on the Effective Date, Affirmative and/or Insura and Reinsurer acknowledge and agree that the trust agreement or letter(s) of credit, whichever funding method was chosen, shall terminate and the funds secured thereunder shall be returned to Reinsurer. If the circumstances identified in sub-paragraph (B) (1) or (2) of this Article XIV occur again, the Reinsurer’s obligation to establish a trust agreement or provide a letter(s) of credit shall continue.

The Reinsurer shall bear all costs associated with establishing and maintaining the trust agreement or letter(s) of credit as described in this Article.

Nothing in this Amendment should be construed to allow Affirmative to act to recover or secure any balances owed to Insura or that Insura may act to recover or secure any balances owed to Affirmative.

The failure of Affirmative and/or Insura to enforce any provision of this Article shall not constitute a waiver by Affirmative and/or Insura of any such provision, irrespective of how long such failure continues. The past waiver of any provision of this Article, by Affirmative and/or Insura, shall not constitute a course of conduct or a waiver of Affirmative and/or Insura’s rights in the future with respect to that same provision.

IN WITNESS WHEREOF, EACH of the parties hereto has caused this Amendment to be executed by its duly authorized representative as of the dates below, to become effective as of the Effective Date first defined above:

This 10th day of May, 2004.

/s/ STEPHEN RUSSELL
AFFIRMATIVE INSURANCE COMPANY and
INSURA PROPERTY AND CASUALTY INSURANCE COMPANY

This 10th day of May, 2004.

/s/ ARTHUR J. GONZALES
VESTA FIRE INSURANCE CORPORATION

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